Exhibit 99.1

New Mountain Finance Corporation Announces Financial Results for the Quarter Ended March 31, 2014

Reports Pro-Forma Adjusted Net Investment Income of $0.37 and Record Net Asset Value of $14.53

Declares Second Quarter 2014 Dividend of $0.34 per Share

Defensive Investment Strategy Underscored by Continued Strong Credit Performance

Originated $158 Million of Assets in the Quarter

Remain fully invested; debt/equity ratio of 0.70x within target range

NEW YORK--(BUSINESS WIRE)--May 7, 2014--New Mountain Finance Corporation (NYSE:NMFC) (the "Company", "we", "us" or "our") today announced its financial results for the first quarter ended March 31, 2014 and reported first quarter Pro-Forma Adjusted Net Investment Income of New Mountain Finance Holdings, L.L.C. (the “Operating Company”) of $0.37 per weighted average share. At March 31, 2014, net asset value (“NAV”) per share was $14.53, an increase of $0.15 from December 31, 2013. The Company also announced that its board of directors declared a second quarter 2014 dividend of $0.34 per share, which will be payable on June 30, 2014 to holders of record as of June 16, 2014.

Except where noted otherwise, all financial information shown is that of the Operating Company. Also, please note that share and unit are used interchangeably.

Selected Financial Highlights (in thousands, except per share/unit data)

	March 31, 2014
Investment Portfolio	$1,180,206
Total Assets	$1,219,404
Total Debt	$486,825
NAV	$697,148

NAV per Share/Unit	$14.53
Debt/Equity	0.70x

Investment Portfolio Composition	March 31, 2014	Percent of Total
First Lien	$579,810	49.1%
Second Lien	518,443	43.9%
Subordinated	14,530	1.2%
Preferred Equity	59,091	5.0%
Common Equity and Other	8,332	0.8%
Total	$1,180,206	100.0%

	Three Months Ended March 31, 2014
(in millions, except per share data)	Adjusted(1)	Non-Cash Adjustments(1)	Pro-Forma Adjusted
Net investment income (“NII”)	$17.8	($0.2)	$17.6

Net investment income per weighted average share	$0.37		$0.37

[1]	Refer to “Reconciliation of Pro-Forma Adjusted Net Investment Income” noted below for additional details.

We believe that the strength of the Operating Company’s unique investment strategy – which focuses on acyclical “defensive growth” companies that are well researched by New Mountain Capital, L.L.C., a leading private equity firm – is underscored by continued strong credit performance. The Operating Company has had only one portfolio company, representing approximately $5.9 million of the cost of all investments made since inception in October 2008, or less than 0.3%, go on non-accrual.

Robert Hamwee, CEO, commented “The first quarter represented another strong quarter for NMFC. We originated $158 million of investments and were fully invested, all while maintaining a stable portfolio yield. Most importantly, we experienced no material negative portfolio credit migration emphasizing our continued focus on credit quality.”

“As managers and significant stockholders personally, we are pleased with the progress of the Company and the completion of another successful quarter,” added Steven B. Klinsky, NMFC Chairman. “We believe our strategy of focusing on acyclical “defensive growth” industries and companies that we know well continues to be a successful strategy and preserves stockholder value.”

Portfolio and Investment Activity

We are a holding company with no direct operations of our own, and our sole asset is our ownership in the Operating Company. We apply an investment company master-feeder structure whereby the financial results of the Operating Company are allocated to us based on our pro-rata ownership interest in the Operating Company. Refer to “Recent Developments” for more information on the corporate structure subsequent to March 31, 2014.

The Operating Company is externally managed by New Mountain Finance Advisers BDC, L.L.C. (the “Investment Advisor”). Both New Mountain Finance Corporation and the Operating Company have elected to be regulated as business development companies under the Investment Company Act of 1940, as amended.

As of March 31, 2014, the Operating Company’s net asset value was approximately $697.1 million and its portfolio had a fair value of approximately $1,180.2 million in 60 portfolio companies, with a weighted average Yield to Maturity at Cost1 of approximately 10.9%. For the three months ended March 31, 2014, the Operating Company made approximately $158.3 million of originations and commitments2. The $158.3 million includes approximately $101.0 million of investments in seven new portfolio companies and approximately $57.3 million of investments in eight portfolio companies held as of December 31, 2013. For the three months ended March 31, 2014, the Operating Company had approximately $61.2 million of sales2 in five portfolio companies and cash repayments2 of approximately $40.6 million.

Consolidated Results of Operations

The Operating Company’s total pro-forma adjusted investment income and adjusted investment income for the three months ended March 31, 2014 and 2013 were approximately $30.7 million and $24.8 million, respectively. For the three months ended March 31, 2014 and 2013, total pro-forma adjusted investment income and adjusted investment income consisted of approximately $26.3 million and $22.3 million in cash interest income from investments, respectively, prepayment penalties of approximately $0.3 million and $1.0 million, respectively, approximately $0.8 million and $0.6 million in payment-in-kind (“PIK”) interest income from investments, respectively, net amortization of purchase premiums/discounts and origination fees of approximately $0.7 million and $0.6 million, respectively, dividend income of approximately $1.9 million and $0.0 million, respectively, and approximately $0.7 million and $0.3 million in other income, respectively.

The Operating Company’s total pro-forma net expenses and net expenses for the three months ended March 31, 2014 and 2013 were approximately $13.1 million and $11.0 million, respectively, excluding the $1.6 million and $2.6 million of accrued hypothetical capital gains incentive fees, respectively. The hypothetical capital gains incentive fee is based upon the cumulative net Adjusted Realized Capital Gains (Losses)3 and the cumulative net Adjusted Unrealized Capital Appreciation (Depreciation)3 from inception through the end of the current period. Actual amounts paid to the Investment Adviser are consistent with the investment advisory and management agreement, as amended and restated (the “Investment Management Agreement”), and are based only on actual Adjusted Realized Capital Gains computed net of all Adjusted Realized Capital Losses and Adjusted Unrealized Capital Depreciation on a cumulative basis from inception through the end of each calendar year as if the entire portfolio was sold at fair value.

Total pro-forma net expenses and net expenses for the three months ended March 31, 2014 and 2013 consisted of approximately $3.4 million and $3.1 million, respectively, of costs associated with the Operating Company’s credit facilities and approximately $8.6 million and $7.1 million, respectively, in management and incentive fees, excluding the $1.6 million and $2.6 million of accrued hypothetical capital gains incentive fees, respectively. The Operating Company has capped its direct and indirect expenses for the third year of operations at $4.25 million, resulting in professional fees, administrative expense, and other general and administrative expenses totaling approximately $1.1 million for the quarter ended March 31, 2014.

For the three months ended March 31, 2014, the Operating Company recorded approximately $2.9 million and $5.0 million of pro-forma adjusted net realized gains and pro-forma adjusted net changes in unrealized appreciation of investments, respectively. For the three months ended March 31, 2013, the Operating Company recorded approximately $0.6 million and $12.8 million in adjusted net realized gains and adjusted net changes in unrealized appreciation of investments, respectively.

Liquidity and Capital Resources

As of March 31, 2014, the Operating Company had cash and cash equivalents of approximately $13.3 million and total debt outstanding of approximately $486.8 million (approximately $271.8 million of the $280.0 million of total availability on the Operating Company’s credit facility (the “Holdings Credit Facility”) and $215.0 million of the $215.0 million of total availability on the New Mountain Finance SPV Funding, L.L.C. credit facility (the “SLF Credit Facility”)).

As of March 31, 2014, NMFC owned 100.0% of the Operating Company. Refer to “Recent Developments” for more information on New Mountain Finance AIV Holdings Corporation (“AIV Holdings”).

Portfolio and Asset Quality

The Operating Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Operating Company formally rates each portfolio investment on a scale of one to four. Each investment is assigned an initial rating of a “2” under the assumption that the investment is performing materially in-line with expectations. Any investment performing materially below our expectations would be downgraded from the “2” rating to a “3” or a “4” rating, based on the deterioration of the investment. An investment rating of a “4” could be moved to non-accrual status, and the final development could be an actual crystallization of a loss through a restructuring or impaired sale.

As of March 31, 2014, one portfolio company had an investment rating of “3”, with a cost basis of approximately $13.4 million and a fair value of approximately $8.5 million.

As of March 31, 2014, one portfolio company was on non-accrual status and had an investment rating of “4”. As of March 31, 2014, the investments in this portfolio company had an aggregate cost basis of approximately $1.6 million and an aggregate fair value of approximately $0.4 million.

Recent Developments

The Operating Company had approximately $86.5 million of originations and commitments in the first 35 days of the second quarter of 2014. This was offset by approximately $7.4 million of repayments and $6.4 million of sales during the same period.

In April 2014, NMFC completed a public offering of 4,025,000 shares of its common stock (including the overallotment), which resulted in net proceeds (excluding offering expenses) of $58.6 million, or $14.57 per share.

On May 6, 2014, the Operating Company entered into a thirteenth amendment to the Holdings Credit Facility and New Mountain Finance SPV Funding, L.L.C. (“NMF SLF”) entered into a thirteenth amendment to the SLF Credit Facility, both of which permit the Operating Company to withdraw the Operating Company’s election to be regulated as a BDC under the 1940 Act and to amend its Operating Agreement such that the Operating Company will remain a wholly-owned subsidiary of NMFC with the sole purpose of serving as a special purpose vehicle for the Holdings Credit Facility and SLF Credit Facility.

On May 6, 2014, the Operating Company’s board of directors, and subsequently NMFC’s board of directors, declared a second quarter 2014 distribution of $0.34 per unit/share payable on June 30, 2014 to holders of record as of June 16, 2014.

Structure Collapse Update

Following the final share sale by AIV Holdings, we are in the process of collapsing our structure to simplify it from an operational and financial reporting perspective. In connection with the collapse, NMFC will be the new operating company and the sole remaining BDC. Please refer below for the full legal description and details of the collapse.

Upon receipt of the necessary stockholder consent to authorize the board of directors of AIV Holdings to withdraw AIV Holdings’ election to be regulated as a BDC, the withdrawal was filed subsequent to the quarter ended March 31, 2014 and became effective upon receipt by the SEC of AIV Holdings’ notification of withdrawal on Form N-54c on April 15, 2014. The board of directors of AIV Holdings believed that AIV Holdings met the requirements for filing the notification to withdraw it election to be regulated as a BDC, upon receipt of the necessary stockholder consent. After the notification of withdrawal of AIV Holdings’ BDC election was filed with the SEC subsequent to the quarter ended March 31, 2014, AIV Holdings is no longer subject to the regulatory provisions of the 1940 Act applicable to BDCs generally, including regulations related to insurance, custody, composition of its board of directors, affiliated transactions and any compensation arrangements.

In addition, subsequent to the quarter ended March 31, 2014, AIV Holdings filed a Form 15 with the SEC to terminate AIV Holdings’ registration under Section 12(g) of the 1934 Act. After these SEC filings and any other federal or state regulatory or tax filings were made, AIV Holdings proceeded to dissolve under Delaware law by filing a certificate of dissolution in Delaware on April 25, 2014.

On May 6, 2014, at the 2014 joint annual meeting of the stockholders of NMFC and the sole unit holder of the Operating Company, the stockholders of NMFC and the sole unit holder of the Operating Company approved a proposal which authorized the board of directors of the Operating Company to withdraw the Operating Company’s election to be treated as a BDC. Additionally, the stockholders of NMFC approved an investment advisory and management agreement between NMFC and the Investment Adviser. With this approval, the Operating Company’s board of directors intends to withdraw the Operating Company’s election to be regulated as a BDC under the 1940 Act and amend its Operating Agreement such that the Operating Company will remain a wholly owned subsidiary of NMFC with the sole purpose of serving as a special purpose vehicle for the Operating Company’s existing credit facilities, and NMFC will assume all other operating activities previously undertaken by the Operating Company under the management of the Investment Advisor (collectively, the “Restructuring”). All of the current entities that will remain underneath NMFC after the Restructuring will be wholly-owned subsidiaries of NMFC and are expected to be consolidated with NMFC for both 1940 Act and financial statement reporting purposes, subject to any financial statement adjustments required in accordance with GAAP. In addition, the board of directors has approved and declared advisable the termination of the Operating Company’s registration under Section 12(g) of the Exchange Act.

After withdrawing the Operating Company’s election to be regulated as a BDC under the 1940 Act, the Operating Company will amend its Operating Agreement such that the board of directors of the Operating Company will be dissolved, and the Operating Company remains a wholly-owned subsidiary of NMFC with the sole purpose of serving as a special purpose vehicle for the Operating Company’s existing credit facilities. As a special purpose entity the Operating Company will be bankruptcy-remote and non-recourse to NMFC. In addition, the assets remaining at the Operating Company will continue to be used to secure the Operating Company’s current credit facilities.

Conference Call

New Mountain Finance Corporation will host a conference call at 10 a.m. Eastern Time on Thursday, May 8, 2014, to discuss its first quarter 2014 financial results. All interested parties may participate in the conference call by dialing +1 (888) 317-6016 approximately 15 minutes prior to the call. International callers should dial +1 (412) 317-6016. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://ir.newmountainfinance.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. Following the call, you may access a replay of the event via audio webcast on our website. We will be utilizing a presentation during the conference call and we have posted the presentation to the investor relations section of our website.

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[1] References to “Yield to Maturity at Cost” assume the accruing investments in our portfolio as of a certain date, the ‘‘Portfolio Date’’, are purchased at adjusted cost (estimated) on that date and held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage. Yield to Maturity at Cost uses the London Interbank Offered Rate (“LIBOR”) curves at each quarter’s respective end date. The actual yield to maturity may be higher or lower due to the future selection of LIBOR contracts by the individual companies in the Operating Company’s portfolio or other factors.

[2] Excludes revolvers, payment-in-kind (“PIK”), bridge loans and return of capital.

[3] Under accounting principles generally accepted in the United States of America (“GAAP”), the Company’s initial public offering (“IPO”) did not step-up the cost basis of the Operating Company’s existing investments to fair market value at the IPO date. Since the total value of the Operating Company’s investments at the time of the IPO was greater than the investments’ cost basis, a larger amount of amortization of purchase or original issue discount, as well as different amounts in realized gain and unrealized appreciation, may be recognized under GAAP in each period than if the step-up had occurred. This will remain until such predecessor investments are sold or mature in the future. The Operating Company tracks the transferred (or fair market) value of each of its investments as of the time of the IPO and, for purposes of the incentive fee calculation, adjusts Pre-Incentive Fee Net Investment Income to reflect the amortization of purchase or original issue discount on the Operating Company’s investments as if each investment was purchased at the date of the IPO, or stepped up to fair market value. This is defined as “Pre-Incentive Fee Adjusted Net Investment Income”. The Operating Company also uses the transferred (or fair market) value of each of its investments as of the time of the IPO to adjust capital gains and losses (“Adjusted Realized Capital Gains (Losses)”) and unrealized capital appreciation and depreciation (“Adjusted Unrealized Capital Appreciation (Depreciation)”).

Financial Statements and Tables of the Operating Company

New Mountain Finance Holdings, L.L.C.
Consolidated Statements of Assets, Liabilities and Members' Capital

(in thousands, except unit and per unit data)

	March 31, 2014	December 31, 2013
Assets	(unaudited)

Investments at fair value (cost of $1,153,821 and $1,094,080, respectively)	$1,180,206	$1,115,651
Cash and cash equivalents	13,327	14,981
Interest and dividend receivable	12,049	10,531
Receivable from unsettled securities sold	7,418	-
Deferred credit facility costs (net of accumulated amortization of $3,980 and $3,562, respectively)	4,361	4,727
Receivable from affiliate	383	459
Other assets	1,660	1,492
Total assets	$1,219,404	$1,147,841

Liabilities
Holdings Credit Facility	$271,825	$221,849
SLF Credit Facility	215,000	214,668
Payable for unsettled securities purchased	15,175	3,690
Capital gains incentive fee payable	8,050	7,636
Incentive fee payable	4,443	4,104
Management fee payable	4,176	3,856
Interest payable	937	814
Payable to affiliate	10	80
Other liabilities	2,640	2,628
Total liabilities	$522,256	$459,325
Members' Capital	$697,148	$688,516
Total liabilities and members' capital	$1,219,404	$1,147,841

Outstanding common membership units	47,968,000	47,896,693
Capital per unit	$14.53	$14.38

New Mountain Finance Holdings, L.L.C.
Consolidated Statements of Operations
(in thousands)

	Three months ended
(unaudited)	March 31, 2014	March 31, 2013
Investment income
Interest income	$28,139	$25,043
Dividend income	2,095	-
Other income	684	275
Total investment income	30,918	25,318

Expenses
Incentive fee	4,443	3,458
Capital gains incentive fee	1,527	2,682
Total incentive fee	5,970	6,140
Management fee	4,176	3,568
Interest and other credit facility expenses	3,413	3,071
Professional fees	862	572
Administrative expenses	596	759
Other general and administrative expenses	390	410
Total expenses	15,407	14,520
Less: expenses waived and reimbursed	(774)	(829)
Net expenses	14,633	13,691

Net investment income	16,285	11,627
Net realized gains on investments	2,780	1,044
Net change in unrealized appreciation (depreciation) of investments	4,814	11,890
Net increase in members’ capital resulting from operations	$23,879	$24,561

New Mountain Finance Holdings, L.L.C. Reconciliation of Pro-Forma Adjusted Net Investment Income
(in millions, except for per unit data)
(unaudited)

	Three months ended March 31, 2014
	Amount	Per Weighted Average Unit
GAAP net investment income ("NII")	$16.3	$0.34
Non-cash capital gains incentive fee(1)	1.5	0.03
Adjusted NII(2)	$17.8	$0.37

Non-recurring net YP, LLC distribution(3)	(0.2)	-
Pro-forma adjusted NII	$17.6	$0.37

[1] Reclassification of the non-cash capital gains incentive fee out of net investment income and into net change in members’ capital resulting from operations.
[2] Includes a non-cash amortization adjustment of less than $50 thousand.
[3] Adjustment related to the NII impact (net of incentive fee) from the non-recurring YP, LLC distribution. Three months ended March 31, 2014 reflects change in tax estimate.

New Mountain Finance Holdings, L.L.C. Pro-Forma Adjusted Net Investment Income
(in millions, except per unit data)
(unaudited)

	Three months ended
	March 31, 2014	March 31, 2013
Investment income
Interest income	$28.1	$24.5
Dividend income	1.9	-
Other income	0.7	0.3
Total investment income	30.7	24.8

Expenses
Incentive fee	4.4	3.5
Management fee	4.2	3.6
Interest and other credit facility expenses	3.4	3.1
Professional fees	0.9	0.5
Administrative expenses	0.6	0.7
Other general and administrative expenses	0.4	0.4
Total expenses	13.9	11.8
Less: expenses waived and reimbursed	(0.8)	(0.8)
Net expenses	13.1	11.0
Net investment income	17.6	13.8

Net realized gains on investments	2.9	0.6
Net change in unrealized appreciation (depreciation) of investments	5.0	12.8
Capital gains incentive fee	(1.6)	(2.6)
Net increase in members’ capital resulting from operations	$23.9	$24.6

Adjusted NII per weighted average unit	$0.37	$0.34

ABOUT NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended. The Company used all of the proceeds from its initial public offering and concurrent private placement and the proceeds from its subsequent offerings to acquire common membership units from New Mountain Finance Holdings, L.L.C. (the “Operating Company”). The investment objective of the Operating Company is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. In some cases, the Operating Company’s investments may also include small equity interests. The Operating Company’s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company’s website at http://www.newmountainfinance.com.

ABOUT NEW MOUNTAIN CAPITAL, L.LC.

New Mountain Capital, L.L.C is a New York-based private equity firm investing for long-term capital appreciation through direct investments in growth equity transactions, leveraged acquisitions, and management buyouts. The firm currently manages private and public equity funds with more than $12.0 billion in aggregate capital commitments, which includes total assets held by the Operating Company. New Mountain Capital, L.L.C. seeks out the highest-quality defensive growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, L.L.C., please visit www.newmountaincapital.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein. All forward-looking statements speak only as of the time of this press release.

CONTACT:
New Mountain Finance Corporation
David Cordova, (212) 220-3546
Chief Financial Officer and Treasurer